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                                                                    Exhibit 10.2

                            [DART GROUP LETTERHEAD]



                               December 16, 1996



Mr. Kenneth M. Herman                      Mr. Robert N. Herman
Shoppers Food Warehouse Corp.              Shoppers Food Warehouse Corp.
4600 Forbes Blvd.                          4600 Forbes Blvd.
Lanham, Maryland 20706                     Lanham, Maryland 20706

Gentlemen:

         The following offers are made pursuant to Section 7 of that certain Stockholders' Agreement, dated June 30, 1988, as amended, by and among Dart Group Corporation, Kenneth M. Herman, "Jumbo Food Stores, Inc." (the name of which is now Shoppers Food Warehouse Corp.) and Robert N. Herman (the "Stockholders' Agreement"):

         Offer to Sell. Dart Group Corporation hereby offers to sell to Kenneth M. Herman, his personal representative and any Permitted Transferees (as that term is defined in the Stockholders' Agreement) (collectively, the "Hermans"), all of the securities of Shoppers Food Warehouse Corp. that it holds (specifically, 5,000 shares of Class B voting stock and 11,666 2/3 shares of Class A non-voting stock of Shoppers Food Warehouse Corp.),(1) for a price of Two Hundred and Ten Million Dollars ($210,000,000).

         Offer to Buy. Dart Group Corporation hereby offers to buy from the Hermans, all (but not less than all) of the securities of Shoppers Food Warehouse Corp. that the Hermans hold (specifically, 5,000 shares of Class B voting stock and 11,666 2/3 shares of Class A non-voting stock of Shoppers Food Warehouse Corp.), for a price of Two Hundred and Ten Million Dollars ($210,000,000).

         At the closing pursuant to either the foregoing Offer to Buy or Offer to Sell, as the case may be, the purchaser shall be entitled to receive delivery of the following from each seller:

         (1) Stock certificates for all of the shares being sold by such seller, properly and fully endorsed for transfer




-----------------
   (1) If and to the extent that Dart Group Corporation's subsidiary, Dart/SFW Corp., has any interest in these shares, this offer to sell is made on behalf of Dart/SFW Corp. as well as on behalf of Dart Group Corporation.
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Mr. Kenneth M. Herman
Mr. Robert N. Herman
December 16, 1996
Page 2

                 to the purchaser so as to immediately effect such transfer;

         (2) A written representation and warranty, signed by each seller, that such seller has full power and authority to sell, assign and transfer the shares being sold thereby and that at the closing the purchaser will acquire good and unencumbered title to such shares, free and clear of all liens, restrictions, charges, security interests, encumbrances and adverse claims; and

         (3) Any additional documents or instruments reasonably deemed by the purchaser to be necessary or desirable to assure the valid and effective sale, assignment and transfer to the purchaser of the shares being sold by such seller, free and clear of all liens, restrictions, charges, security interests, encumbrances and adverse claims.

                                        Very truly yours,


                                        DART GROUP CORPORATION



                                        By:  /s/ HERBERT H. HAFT
                                             -------------------------------
                                             Herbert H. Haft, Chairman of
                                             the Board of Directors and
                                             Chief Executive Officer



                                        By:  /s/ L. G. SCHAFRAN
                                             -------------------------------
                                             Larry G. Schafran,
                                             Chairman of the Executive
                                             Committee of the Board of
                                             Directors

cc:  Dennis J. Block, Esq.
     Weil, Gotshal & Manges LLP
     767 Fifth Avenue
     New York, New York  10153-0119